Exhibit 10.6

TRONOX LIMITED AND TRONOX INCORPORATED

AMENDED AND RESTATED WARRANT AGREEMENT

Dated as of June 15, 2012

Warrants to Purchase Class A Ordinary Shares in Tronox Limited and cash

i

ii

AMENDED AND RESTATED

WARRANT AGREEMENT

THIS AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”), dated as of June 15, 2012, is entered into by and among TRONOX LIMITED, a public limited company registered under the laws of Western Australia, Australia (the “Company”), Tronox Incorporated, a Delaware corporation (“Tronox Inc.”), and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (collectively, the “Warrant Agent” or individually, “Computershare” and the “Trust Company,” respectively). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.

W I T N E S S E T H :

WHEREAS, on May 15, 2009, Tronox Inc. and certain of its direct and indirect subsidiaries filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) initiating cases under chapter 11 of title 11 of the United States Code §§ 101-1330 (as amended, the “Bankruptcy Code”) and continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, in accordance with the First Amended Joint Plan of Reorganization approved by the Bankruptcy Court (the “Plan”), upon consummation of the Plan, Tronox Inc. issued to the holders of Equity Interests (collectively, the “Initial Holders”) Series A Warrants of Tronox Inc. and Series B Warrants of Tronox Inc. (the “Original Warrants”) entitling the registered holders thereof to purchase shares of common stock of Tronox Inc., pursuant to a warrant agreement dated February 14, 2011 by and between Tronox Inc. and the Warrant Agent (the “Original Warrant Agreement”);

WHEREAS, on the date hereof, Tronox Inc. and the Company completed a transaction (the “Transaction”) pursuant to which Tronox Inc. participated in two mergers and became a subsidiary of the Company, and each share of Tronox Inc. common stock outstanding immediately before the mergers (other than dissenting shares and any shares owned by Tronox Inc. or any of its subsidiaries) has been converted into one Class A ordinary share in the Company (a “Class A Share”) and an amount in cash equal to $12.50 without interest.

WHEREAS, pursuant to the terms of the Transaction, each Original Warrant has been converted into a warrant to receive one Class A Share and an amount in cash equal to $12.50 without interest, issued or issuable upon exercise of the warrant, including any other securities (including any securities of any Successor Person) purchasable upon exercise of the warrant as provided in Article 6 hereof (the “Warrant Consideration”) (each such new warrant, a “Warrant”).

For purposes of this Agreement, a Warrant Share shall be deemed to be “outstanding” from and after the Exercise Date thereof until the redemption, repurchase or cancellation of such Warrant Share by the Company for the Warrant Consideration as provided in this Agreement.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrants and the Warrant Certificates, and pursuant to clauses 8.1 and 6.5 of the Original Warrant Agreement the parties desire to amend and restate the Original Warrant Agreement as set forth herein to provide, among other things, the assumption by the Company of the obligations of Tronox, Inc. under clause 8.5 of the Original Warrant Agreement, the form and provisions of the Warrants and the Warrant Certificates, the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used herein:

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Average Daily Trading Price” for any day shall mean the average of the highest and lowest sale prices of the applicable security on such day on the applicable quotation system (it being understood that if only one sale occurred on such day, then the Average Daily Trading Price for such day shall be the price at which such sale occurred).

“Bankruptcy Code” has the meaning assigned to such term in the recitals of this Agreement.

“Bankruptcy Court” has the meaning assigned to such term in the recitals of this Agreement.

“Beneficial Holder” shall mean any person or entity that holds beneficial interests in a Warrant.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Book-Entry Warrants” has the meaning assigned to such term in Section 2.1.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Cash Dividend” has the meaning assigned to such term in Section 6.3(b).

“Cashless Exercise” has the meaning ascribed to such term in Section 3.2(d).

“Class A Share” has the meaning assigned to such term in the recitals of this Agreement.

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Corporations Act” means Corporations Act 2001 (Commonwealth of Australia) (subject to any applicable declaration, modification or exemption made or granted by the Australian Securities & Investment Commission under such Act).

“Current Market Price” has the meaning assigned to such term in Section 6.3(c).

“Depositary” has the meaning assigned to such term in Section 2.2(b).

“Effective Date” means February 14, 2011.

“Equity Interests” has the meaning assigned to such term in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including any rules or regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exercise Amount” has the meaning assigned to such term in Section 3.2(c).

“Exercise Date” means any date on which a Warrant is exercised in accordance with the terms of the Warrant.

“Exercise Form” has the meaning assigned to such term in Section 3.2(b).

“Exercise Period” means the period commencing on February 14, 2011, and expiring at 5:00 p.m., New York City time, on February 14, 2018 (such time being referred to as the “Expiration Date”).

“Exercise Price” means, in the case of the Series A Warrants, a price per Class A Share and $12.50 in cash of $62.13 and, in the case of the Series B Warrants, a price per Class A Share and $12.50 in cash of $68.56, in each case, as adjusted pursuant to Article 6.

“Generally Occurred” shall mean a minimum of 7,500 Class A Shares are traded and such sales are reported on the applicable over-the-counter market.

“Holder” has the meaning assigned to such term in Section 3.2(a).

“Initial Holders” has the meaning assigned to such term in the recitals of this Agreement.

“Listing Date” means the date on which the Class A Shares are first listed on a United States national securities exchange (including NASDAQ).

“NASDAQ” means The NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor thereto.

“Non-Adjusted Cash Dividend” means any Cash Dividend for which a reduction in the Exercise Price has not been previously made pursuant to Section 6.3(b).

“Non-Cash Dividend” has the meaning assigned to such term in Section 6.3(a).

“Original Warrants” has the meaning assigned to such term in the recitals of this Agreement.

“Per Share Dividend Amount” means, with respect to any Cash Dividend, the amount by which (x) the sum of (i) the amount of cash to be paid in such Cash Dividend per Class A Share and (ii) the aggregate amount of cash paid or to be paid per Class A Share for any Non-Adjusted Cash Dividends that were declared in the same fiscal quarter, would exceed (y) a two percent (2%) annualized dividend yield based on the Current Market Price per Class A Share on the date of declaration for such Cash Dividend.

“Person” means an individual, a corporation, a limited liability company, a company, a voluntary association, a general partnership, a limited partnership, a joint venture, an association, a joint-stock company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Plan” has the meaning assigned to such term in the recitals of this Agreement.

“Quoted Price” of the Class A Share (or other Warrant Share security, as applicable) on any date means (i) if the Class A Share (or other Warrant Share security, as applicable) is then listed and actively traded on a national securities exchange, the last reported closing price of such security on such date (or if such date is not a trading day, on the immediately preceding trading day) on the principal national securities exchange on which such security is listed or traded, or (ii) if the Class A Share (or other Warrant Share security, as applicable) is not then listed on a national securities exchange, the Average Daily Trading Price of such security on the principal over-the-counter quotation system on which such security trades (if such security trades on more than one such system, then such principal system shall be as reasonably identified by the Company based on relative volumes traded on all such systems), measured over the immediately preceding ten (10) Business Days (which need not be consecutive) in which trading in such security Generally Occurred (or, if no such trading shall have Generally Occurred in at least ten (10) of the last thirty (30) Business Days prior to the date in question, then the Quoted Price shall be the price reflected in the most recent third party valuation provided to the Company by an investment or valuation firm retained by the Company for purposes of valuing stock awards, which valuation shall be available upon written request upon written proof of ownership in a Warrant, provided that the Company may request that the Holder requesting such valuation execute a confidentiality agreement with respect to such valuation (if such valuation has not already been made public) satisfactory to the Company, and provided further that if such valuation is more than six months old or no such valuation has been provided, the Board of Directors shall determine the Quoted Price in good faith based on the basis of such factors as it reasonably determines to be appropriate).

“Reorganization Event” has the meaning assigned to such term in Section 6.5.

“Registered Holder” has the meaning assigned to such term in Section 2.3(d).

“Securities Act” means the Securities Act of 1933, as amended, including any rules or regulations promulgated thereunder.

“Series A Warrant” means an outstanding Series A Warrant issued in accordance with Section 2.1 of this Agreement, whether issued as Book-Entry Warrant or evidenced by a Warrant Certificate, and any Series A Warrant issued upon transfer thereof, upon partial exercise thereof or in substitution therefor.

“Series B Warrant” means an outstanding Series B Warrant issued in accordance with Section 2.1 of this Agreement, whether issued as Book-Entry Warrant or evidenced by a Warrant Certificate, and any Series B Warrant issued upon transfer thereof, upon partial exercise thereof or in substitution therefor.

“Successor Person” means the successor to the Company or the Person acquiring the Company in connection with a Reorganization Event where the Company is not the surviving Person.

“Transfer Agent” means Computershare, in its capacity as transfer agent for the Company and Tronox Inc.

“Warrants” has the meaning assigned to such term in the recitals of this Agreement and shall be deemed to refer to either a Series A Warrant or a Series B Warrant, either individually or collectively as the context requires.

“Warrant Agent” means Computershare, in its capacity as the initial Warrant Agent hereunder, but only for so long as it serves in such capacity, and any successor Warrant Agent appointed pursuant to this Agreement.

“Warrant Agent Office” has the meaning assigned to such term in Section 3.1.

“Warrant Certificates” has the meaning assigned to such term in Section 2.2(a).

“Warrant Consideration” has the meaning assigned to such term in the recitals of this Agreement.

“Warrant Register” has the meaning assigned to such term in Section 2.3(c).

“Warrant Share” the Class A Shares underlying the Warrants which are deliverable to the holders of Warrants pursuant to the terms of this agreement

“Warrant Statements” has the meaning assigned to such term in Section 2.1.

ARTICLE 2

ISSUANCE OF WARRANTS; WARRANT CERTIFICATES; BOOK-ENTRY

WARRANTS

Section 2.1 Issuance of the Warrants. In accordance with the terms of the Transaction and this Agreement, effective upon the consummation of the Transaction on the date hereof, (i) each Series A Warrant in Tronox Inc. has been converted into a Series A Warrant to acquire the Warrant Consideration, and (ii) each Series B Warrant in Tronox Inc. has been converted into a Series B Warrant to acquire the Warrant Consideration. On the terms and subject to the conditions of this Agreement, and the Original Warrants, each Original Warrant has been converted on a one for one basis, entitling such holders to collectively purchase, in the aggregate, up to 841,302 Class A Shares (in addition to the cash portion of the Warrant Consideration) as such amounts may be adjusted from time to time pursuant to this Agreement.

Section 2.2 Form of Warrant; Execution of Warrant Certificates and Warrant Statements.

(a) Subject to Sections 5.1 and 5.2 of this Agreement, the Series A Warrants and the Series B Warrants shall be evidenced (i) by book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibits A-1 and A-2, respectively, hereto, and/or (ii) by one or more certificates (the “Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-3 and A-4, respectively, hereto. The Warrant Statements and the Warrant Certificates shall be dated and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, including applicable rules and regulations made pursuant to any such law. The Warrant Certificates and the Warrant Statements shall be signed on behalf of the Company by the chairman of the Board of Directors, the chief financial officer, the president, any vice president, any assistant vice president, the treasurer or any assistant treasurer of the Company, and each Warrant Certificate and Warrant Statement may but need not be attested by the Company’s secretary or one of its assistant secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates and Warrant Statements.

(b) The Warrant Certificates shall be deposited with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depositary Trust Company (the “Depositary”). Each Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

(c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so countersigned has been duly issued hereunder, and such signatures may be manual or facsimile signatures of an authorized representative of the Warrant Agent and may be imprinted or otherwise reproduced on the Warrant Certificates.

(d) In case any officer of the Company who shall have signed any of the Warrant Certificates or Warrant Statements (either manually or by facsimile signature) shall cease to hold such officer position before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent as provided herein, or before the Warrant Statements so signed shall have been delivered to the Registered Holders thereof, as the case may be, such Warrant Certificates or Warrant Statements may be countersigned (either manually or by facsimile signature, in the case of the Warrant Certificates) and delivered by the Warrant Agent notwithstanding that the person who signed such Warrant Certificates or Warrant Statements has ceased to hold such officer position with the Company, and any Warrant Certificate or Warrant Statement may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate or Warrant Statement, hold such officer positions with the Company, although at the date of the execution of this Agreement any such person did not hold such officer position.

Section 2.3 Issuance of Warrant Certificates and Book-Entry Warrants.

(a) Warrant Certificates evidencing Warrants shall be executed by the Company in the manner set forth in Section 2.2 and delivered to the Warrant Agent. Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and (ii) upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign (either manually or by facsimile signature) each such Warrant Certificate. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as Warrant Certificates. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(b) Subsequent to the original issuance of Warrant Certificates to the holders of Original Warrants, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer as hereinafter provided.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Sections 5.1 and 5.2 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. The Warrant Register shall also include such additional information as is required to be included in it by applicable law. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

(d) Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, subject to applicable law, the Company and the Warrant Agent may deem and treat the person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(e) Tronox Inc. shall provide customary opinions of counsel on or prior to the Effective Date that states that:

(1) all Warrants and Class A Shares, as applicable, are registered under the Securities Act of 1933, as amended, or are exempt from such registration; and

(2) any Class A Shares issuable upon exercise of a Warrant will be upon issuance, validly issued, fully paid and non-assessable.

ARTICLE 3

EXERCISE OF WARRANTS

Section 3.1 Duration of Warrants. Subject to the provisions of this Agreement, Warrants may be exercised on any Business Day during the Exercise Period, at the offices of the Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, or such other place as the Company or Warrant Agent may notify the Holders from time to time, (the “Warrant Agent Office”). Each Warrant not exercised at or before the Expiration Date shall thereupon become void, and at such time all rights, under this Agreement and the applicable Warrant Certificate, of the Holder of any such Warrant shall automatically cease, with respect to any such Warrant.

Section 3.2 Exercise of Warrants.

(a) Each Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holder thereof (the Registered Holders and the Beneficial Holders referenced in clauses (i) and (ii) above, collectively, the “Holders”), subject to the provisions of such Warrant and of this Agreement, to purchase the Warrant Consideration specified in such Warrant, at the Exercise Price.

(b) Subject to the provisions of the Warrants and this Agreement, the Holder of a Warrant may exercise such Holder’s right to purchase the Warrant Consideration, in whole or in part, at any time or from time to time (i) in the case of persons who hold Book-Entry Warrants, by providing an exercise form for the election to exercise such Warrant (each, an

“Exercise Form”) substantially in the form of Exhibit B hereto, and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, by providing an Exercise Form (as provided by such Holder’s broker) to its broker, in each case properly completed and executed by the Registered Holder or the Beneficial Holder thereof, as the case may be, together with payment to the Warrant Agent (for the account of the Company), in the case of an exercise for cash pursuant to Section 3.2(c), of the Exercise Amount in accordance with Section 3.2(c).

(c) The payment of the Exercise Price shall be made, at the option of the Holder, (i) in United States dollars by certified or official bank check payable to the Company, or by wire transfer to an account specified in writing by the Company or the Warrant Agent to such Holder, in either case in immediately available funds in an amount equal to the aggregate Exercise Price for such Warrant Consideration as specified in the Exercise Form (the “Exercise Amount”) or (ii) by Cashless Exercise in accordance with Section 3.2(d)).

(d) In lieu of paying the Exercise Amount by certified or official bank check or by wire transfer, any Holder may, at any time after the date hereof and for so long as the Class A Shares continue to be listed on a national securities exchange, elect to exercise Warrants by authorizing the Company to withhold from issuance of the Warrant Consideration the entire cash portion of the Warrant Consideration issuable pursuant to the Warrant Certificate evidencing the Warrants being exercised, and such number of Class A Shares which, when multiplied by the Quoted Price for the trading day immediately prior to the exercise date and then combined with the cash portion withheld by the Company, is equal to the aggregate Exercise Price of all Warrants being exercised. The portion of the Warrant Consideration withheld pursuant to the preceding sentence shall thereupon no longer be issuable under the Warrant. Such exercise (a “Cashless Exercise”) shall be honored by the Company and the Warrant Agent without payment by the Holder of any Exercise Amount or any cash or other consideration; provided, however, that the Holder shall pay such amounts as may be required pursuant to Sections 3.2(k) and 5.2(c), or such taxes as may be payable upon issuance of Warrant Consideration to a Person other than the Holder. The formula for determining the Warrant Consideration to be issued in a Cashless Exercise is as follows:

X=	((A-B+$12.50) x C
A

where:

X = the number of Class A Shares issuable upon exercise of the Warrant pursuant to this subsection (d).

A = the Quoted Price.

B = the Exercise Price.

C = the number of Class A Shares as to which a Warrant is then being exercised including the withheld Class A Shares.

If, with respect to any purported or attempted Cashless Exercise of Warrants, the foregoing calculation results in a negative number, then no Warrant Consideration shall be issuable via such purported or attempted Cashless Exercise and such Warrants shall be deemed to have not been exercised.

Upon Cashless Exercise for Class A Shares and cash, the holder will not receive the cash portion of the Warrant Consideration because such cash portion would be withheld in satisfaction of the Exercise Price payable for the exercise of the Warrants.

(e) The date on which payment in full of the Exercise Amount is received by the Warrant Agent (or deemed to be received in the case of a Cashless Exercise) shall, subject to receipt of the Exercise Form, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall promptly deposit all funds received by it in payment for the exercise of Warrants in an account of the Company maintained with it (or in such other account as may be designated by the Company) and shall advise the Company, by telephone or by facsimile transmission or other form of electronic communication available to both parties, at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such advice to the Company in writing.

(f) Subject to Article 6, upon surrender of the Exercise Form and payment of the Exercise Amount (or the deemed payment of the Exercise Amount in connection with a Cashless Exercise) in connection with the exercise of Warrants by any Holder:

(i) the Warrant Agent shall requisition from the Transfer Agent for issuance and delivery to or upon the written order of the applicable Holder and in such name or names as the Holder may designate (provided, that the Holder shall pay any and all taxes payable as a result of such designation), a certificate or certificates for the Class A Shares issuable upon the exercise of the Warrants evidenced by the underlying Warrant Certificate or Book-Entry Warrant, as the case may be, less any Class A Shares withheld in connection with a Cashless Exercise, if applicable,

(ii) the Company shall, as promptly as practicable and at its expense, and in any event within five (5) Business Days thereafter, cause to be issued to the Holder the aggregate number of whole Class A Shares (rounded down to the nearest whole share) issuable upon such exercise and deliver to the Holder written confirmation that such Class A Shares have been duly issued and recorded on the books of the Company as hereinafter provided and

(iii) the Company shall issue and deliver to the Holder a check in the amount of cash portion of the Warrant Consideration (it being understood that no such payment in cash will be made in the case of a Cashless Exercise).

The Class A Shares so issued shall be registered in the name of the Holder or such other name as shall be designated in the order delivered by the Holder. The certificate or certificates for such Class A Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Class A Shares, as applicable, as of the date of surrender of the applicable Exercise Form at the Warrant Agent Office duly executed by the Holder thereof and upon payment of the Exercise Amount or the deemed payment of the Exercise Amount in connection with a Cashless Exercise.

(g) In the event that any Holder makes a partial exercise of the Warrants evidenced by any Warrant Certificate, the Warrant Agent shall issue and deliver a new Warrant Certificate to the applicable Holder evidencing a number of Warrants equal to the number of Warrants represented by the Warrant Certificate immediately prior to such partial exercise minus the number of Warrants exercised in such partial exercise. The Warrant Agent is hereby authorized and directed to countersign such new Certificate.

(h) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(i) The Warrant Agent shall:

(i) examine the Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or any other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company no later than three (3) Business Days after receipt of any Exercise Form, of (a) the receipt of such Exercise Form and the number of Warrants evidenced thereby that have been exercised in accordance with the terms and conditions of this Agreement, (b) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (c) such other information as the Company shall reasonably require; and

(j) subject to Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(k) All questions as to the validity, form and sufficiency (including time of receipt) of any exercised Warrant, Exercise Form or the Warrant Certificate evidencing any exercised Warrant will be determined by the Company in its reasonable discretion, which determination shall be final and binding absent any manifest error. The Company reserves the right to reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(l) Prior to the delivery of any Warrant Consideration upon the exercise of a Warrant, the Holder shall pay, or make adequate provision acceptable to the Company for the satisfaction of, the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including with respect to any Cashless Exercise permitted hereunder, by having the Company withhold from the Warrant Consideration otherwise deliverable in connection with such exercise: first, such amount of cash otherwise deliverable under the Warrants equal to the amount of such federal and state tax and other withholding obligations and, if such cash is insufficient; second, the Company will withhold from issuing such number of Class A Shares which, when multiplied by the Quoted Price of Class A Shares is equal to the amount of such federal and state tax and other withholding obligations not satisfied by the cash first withheld; or

(m) The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings therefrom. Neither the Company nor the Holders will be entitled to receive interest on any deposits of the Exercise Price.

Section 3.3 Reservation of Shares For Warrant Consideration.

(a) For the purpose of enabling it to satisfy any obligation to issue Warrant Consideration upon exercise of Warrants, the Company will at all times through the Expiration Date, reserve and keep available out of its aggregate authorized but unissued Class A Shares, a number of shares equal to the number of Class A Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Class A Shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Transfer Agent share certificates evidencing Class A Shares issuable upon exercise of outstanding Warrants, and the Company will supply the Transfer Agent with duly executed stock certificates for such purpose.

(b) The Company covenants that all Class A Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and, subject to the constitution of the Company, free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s shall not be sufficient to permit exercise in full of the Warrants, the will use its commercially reasonable efforts to promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Consideration to issue Warrant Consideration upon the exercise of Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Class A Shares above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

ARTICLE 4

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 4.1 No Rights as Stockholder Conferred by Warrants, Book-Entry Warrants or Warrant Certificates. No Book-Entry Warrant, Warrant Certificate or Warrant evidenced thereby shall, and nothing contained in this Agreement shall be construed to, entitle the Holder or any beneficial owner thereof to any of the rights of a registered holder or beneficial owner of Class A Shares, including, without limitation, the right to receive (as a shareholder or stockholder) any dividends or distributions paid with respect to Class A Shares, the right to vote or to consent or to receive notice as a shareholder of the Company with respect to the election of directors of the Company or any other matter with respect to which shareholders of the Company are entitled to vote or consent or receive notice, or any other rights whatsoever as shareholders of the Company.

Section 4.2 Lost, Mutilated, Stolen or Destroyed Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for, and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent and the Company of the loss, theft or destruction of such Warrant Certificate and an affidavit and the posting of an indemnity or bond satisfactory to the Warrant Agent and the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 4.3 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor or in lieu thereof. The Warrant Agent shall cause all cancelled Warrant Certificates to be destroyed and shall deliver a certificate of such destruction to the Company.

ARTICLE 5

EXCHANGE AND TRANSFER

Section 5.1 Exchange and Transfer.

(a) Transfer and Exchange of Warrant Certificates or Beneficial Interests Therein. The Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C hereto, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Global Warrant Certificate, upon surrender to the Warrant Agent of such Global Warrant Certificate, duly endorsed. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

(b) Exchange of a Beneficial Interest in a Warrant Certificate for a Book-Entry Warrant.

(i) Any Holder of a beneficial interest in a Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Warrant Certificate pursuant to this Section 5.1(a) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver the applicable Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When Book-Entry Warrants are presented to the Warrant Agent with a written request (i) to register the transfer of the Book-Entry Warrants; or (ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, then the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Warrant Certificate to reflect an increase in the number of Warrants represented by the Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Warrant Certificate to be increased accordingly. If no Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 5.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Warrant Certificate may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Book-Entry Warrants. If at any time:

(i) the Depositary for the Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Warrant Certificates and a successor Depositary for the Warrant Certificates is not appointed by the Company within ninety (90) days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Warrant Certificates, in exchange for such Warrant Certificates.

(g) Restrictions on Transfer. No Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. No Holder shall offer Warrants or Warrant Shares for sale within 12 months of their issue unless the offer does not need a disclosure document under the Corporations Act or the offer is not received in Australia (it being acknowledged that the Warrants and Warrant Shares will be issued without a disclosure document under the Corporations Act).

(h) Cancellation of Warrant Certificate. At such time as all beneficial interests in Warrant Certificates have either been exchanged for Book-Entry Warrants, or been redeemed, repurchased,cancelled or exercised, all Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent, subject to applicable law.

Section 5.2 Obligations with Respect to Transfers and Exchanges of Warrants.

(a) To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 2.3 and this Article 5, to countersign such Warrant Certificates, either manually or by facsimile signature, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article 5 and for the purpose of any distribution of new Warrant Certificates contemplated by Section 4.2 or additional Warrant Certificates contemplated by Article 6.

(b) All Book-Entry Warrants and Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Warrant Certificates surrendered upon such registration of transfer or exchange.

(c) No service charge shall be imposed upon a Holder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

(d) So long as the Depositary, or its nominee, is the registered owner of a Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Warrant Certificate for all purposes under this Agreement. Except as provided in Section 5.1(a) and Section 5.1(f) upon the exchange of a beneficial interest in a Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(e) Subject to Section 5.1(a), Section 5.1(c) and Section 5.1(d) and this Section 5.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office as set forth in Section 8.3, duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C attached hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C attached hereto), duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee for the Warrants so transferred (and, if any Warrants are not transferred to the transferee, to the transferor for the Warrants remaining registered in the transferor’s name).

Section 5.3 Restrictions on Transfers. The Original Warrants were issued in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code. The Original Warrants were not and the Warrants will not be registered under the Securities Act or any state securities law, and to the extent a holder of the Warrants is an “underwriter” under the Securities Act, the Warrants may not be sold or transferred in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

Section 5.4 Treatment of Holders of Warrant Certificates. Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrant Certificate that until the transfer of such Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 5.5 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

ARTICLE 6

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

Section 6.1 Adjustments Generally. The Exercise Price, the Warrant Consideration issuable upon exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Article 6. To the extent the context so requires, all references in this Article 6 to the Class A Shares shall be deemed, as of a particular time, to include any other securities included within the “Warrant Consideration” as of such time.

Section 6.2 Certain Mechanical Adjustments. If after the Effective Date, and subject to the provisions of Section 6.7, the Company shall (i) declare a dividend or make a distribution on the Class A Shares payable in Class A Shares, (ii) subdivide, reclassify or recapitalize its outstanding Class A Shares into a greater number of shares, (iii) combine, reclassify or recapitalize its outstanding Class A Shares into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Class A Shares, the Warrant Consideration issuable upon exercise of Warrants at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Holders shall be entitled to receive the aggregate number and kind of shares which, if their Warrants had been exercised in full immediately prior to such event, the Holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section shall be made successively immediately after the distribution date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

Section 6.3 Dividends and Other Distributions.

(a) If at any time prior to the exercise in full of the Warrants, the Company shall fix a record date for the issuance or making of a distribution to all holders of the Class A Shares (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation and any such distribution taking the form of a pro rata repurchase of Class A Shares) of evidences of its indebtedness, any other securities or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 6.2, and excluding any dividends payable solely in cash) or of subscription rights, options or warrants to purchase or acquire any capital stock of the Company (excluding stock dividends and stock reclassifications referred to in Section 6.2) (any such event being herein called a “Non-Cash Dividend”), the Exercise Price shall be decreased immediately after the record date for such Non-Cash Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then Current Market Price of the Class A Shares on the Ex-Dividend Date for such Non-Cash Dividend less the fair market value (as determined in good faith by the Company’s Board of Directors based on the written advice of an independent financial advisory firm of national reputation, without regard to any illiquidity or minority discounts) of the evidences of indebtedness, securities, property or other assets issued or distributed in such Non-Cash Dividend applicable to one Class A Share or of such subscription rights or warrants applicable to one Class A Share, and the denominator of which shall be such then Current Market Price per Class A Share on the Ex-Dividend Date for such Non-Cash Dividend.

(b) If at any time prior to the exercise in full of the Warrants, the Company shall fix a record date for the issuance or making of a distribution to all holders of the Class A Shares of any dividend payable solely in cash (any such dividend being referred to as a “Cash Dividend”), the Exercise Price shall be decreased immediately after the record date for such Cash Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then Current Market Price of the Class A Shares on the Ex-Dividend Date for such Cash Dividend less the Per Share Dividend Amount, and the denominator of which shall be such then Current Market Price per share of Class A Shares on the Ex-Dividend Date for such Cash Dividend.

(c) Any adjustment required by this Section 6.3 shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date. For purposes of this Section 6.3, “Current Market Price” per Class A Share at any date shall mean, (i) if the Class A Shares are then listed on a national securities exchange, the average of the daily Quoted Prices for ten (10) consecutive trading days immediately prior to such date, or (ii) if the Class A Shares is not then so listed, the Quoted Price immediately prior to such date.

Section 6.4 Adjustments in Exercise Price. Whenever the Warrant Consideration issuable upon the exercise of Warrants is adjusted pursuant to Section 6.2, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price applicable immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Class A Shares issuable upon exercise of each Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Class A Shares issuable upon exercise of each Warrant immediately after such adjustment. Subject to Section 6.7, whenever the Exercise Price is adjusted pursuant to Section 6.3, the Warrant Consideration issuable upon exercise of the Warrants shall simultaneously be adjusted by multiplying the number of Class A Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

Section 6.5 Reclassification or Reorganization Event. In the case of any reclassification or reorganization of the outstanding Class A Shares or other Warrant Consideration (other than a change covered by Section 6.2 or that solely affects the par value of such Class A Shares), each Holder shall thereafter have the right to exercise its Warrants and in lieu of the Warrant Consideration that would otherwise be issuable upon such exercise, receive the kind and amount of shares of stock or other securities or property (including cash) that such Holder would have received pursuant to such reclassification or reorganization if such Holder had exercised such Warrants immediately prior to such event. The immediately preceding sentence shall similarly apply to successive reclassifications and reorganizations. If a Reorganization Event shall occur, the certificate or articles of incorporation of the continuing or surviving or acquiring or resulting entity, or any contract or agreement providing for such Reorganization Event, shall provide that, so long as any Warrant remains outstanding, each Warrant, upon the exercise thereof at any time after the consummation of such Reorganization Event, shall be exercisable into (at an initial Exercise Price equal to the Exercise Price in effect immediately prior to such Reorganization Event, but subject to any adjustment pursuant to the terms hereof), in lieu of the Warrant Consideration issuable upon such exercise prior to such consummation, the amount of cash, securities or other property receivable pursuant to such Reorganization Event by a holder of the number of Class A Shares for which a Warrant is exercisable immediately prior to the effective time of such Reorganization Event plus an amount in cash equal to $12.50. The provisions set forth herein providing for adjustments and otherwise for the protection of the holders of Warrants shall thereafter continue to be applicable on an as nearly equivalent basis as may be practicable and any such continuing, surviving, acquiring or resulting entity shall expressly assume all of the obligations of the Company set forth herein to the extent applicable. It is acknowledged and agreed that if, in connection with any Reorganization Event, the Warrants become exercisable solely for cash, and the Exercise Price is higher than the amount of cash for which such Warrant is exercisable, then, upon consummation of such reorganization, all Warrants then outstanding with such higher Exercise Price shall automatically be terminated and cancelled without payment, and the Company may unilaterally terminate this Warrant Agreement by giving written notice thereof to the Warrant Agent. For purposes hereof, a “Reorganization Event” shall mean (i) a consolidation, merger, amalgamation, share exchange, sale of all or substantially all assets or similar transaction of the Company with or into another Person pursuant to which the Class A Shares are changed into, converted into or exchanged for cash, securities or other property (whether of the Company or another Person) other than in circumstances covered by Section 6.2; (ii) a reorganization, recapitalization or reclassification or similar transaction in which the Class A Shares are exchanged for securities other than Class A Shares (other than in circumstances covered by Section 6.2); or (iii) a statutory exchange of the outstanding Class A Shares for securities of another Person. The provisions of this Section 6.5 shall apply similarly to all successive reclassifications, reorganizations and events constituting Reorganization Events.

Section 6.6 Notices of Changes in Warrant and Other Events. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the Warrant Consideration purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 6.2, 6.3 or 6.5, then, in any such event, the Company shall give or cause to be given written notice to each Holder, by press release or at the last address set forth for such Holder in the register books of the Warrant Agent, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. To the extent not covered (on or before the time period required below) by any statement or other notice delivered or required to be delivered pursuant hereto, and excluding any events specified in Sections 6.2, 6.3 or 6.5, the Company shall give notice to each Registered Holder and other Holder by press release or by mail if at any time, prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(a) the Company shall authorize the payment of any dividend payable in any securities (other than Class A Shares in a dividend to which the adjustments set forth in this Agreement apply) or authorize the making of any dividend or distribution (other than cash dividends to which the adjustments set forth in this Agreement apply) to all holders of Class A Shares or any other class or series of stock then forming part of the Warrant Consideration; or

(b) the Company shall authorize the issuance to all holders of Class A Shares (or other class or series of shares then forming part of the Warrant Consideration) of any additional securities (other than a stock dividend to which the adjustments set forth in this Agreement apply) or of rights, options or warrants to subscribe for or purchase any securities; or

(c) the Company shall authorize a capital reorganization or reclassification of any class or series of stock then forming part of the Warrant Consideration (other than a reorganization or reclassification for which the adjustments set forth in this Agreement apply), or any dissolution, liquidation or winding up of the Company.

Such giving of notice shall be initiated at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company’s register of members for the determination of the shareholders entitled to such dividend, distribution or issuance or for the determination of shareholders entitled to vote on the proposed event set forth in paragraph (c) above. Such notice shall specify such record date or the date of closing of the register of members, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance or other proposed transaction. For the avoidance of doubt, no such notice shall supersede or limit any adjustment otherwise called for hereby by reason of any event as to which notice is required by this Section 6.6.

Section 6.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Article 6, any Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Class A Share, the Company shall, upon such exercise, round down to the nearest whole number the number of Class A Shares to be issued to the Holder.

Section 6.8 Form of Warrant. The form of Warrant or Warrant Certificate need not be changed because of any adjustment pursuant to this Article 6, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant or Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 6.9 De Minimis Adjustments. No adjustment in Warrant Consideration purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Class A Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 6.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a Class A Share, as the case may be.

ARTICLE 7

CONCERNING THE WARRANT AGENT

Section 7.1 Warrant Agent. The Warrant Agent shall serve as the agent of the Company in respect of the Warrants and the Warrant Certificates, upon the terms of, and subject to the conditions set forth in, this Agreement and the Warrant Certificates. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereunder and in the Warrant Certificates, and such further powers and authority as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions of this Agreement.

Section 7.2 Conditions of Warrant Agent’s Obligations.

(a) The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

(i) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon between the Company and the Warrant Agent for all services rendered by the Warrant Agent and to reimburse the

Warrant Agent for reasonable out-of-pocket expenses incurred by the Warrant Agent without negligence, bad faith or willful misconduct or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as the Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such liability. In addition, from time to time, Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

(ii) Agent for the Company. In acting under this Agreement and in connection with the Warrants and the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(iii) Counsel. The Warrant Agent may consult with counsel satisfactory to it in its reasonable judgment (who may be counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(iv) Documents. Subject to Section 3.2(j), the Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, Exercise Form, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and/or delivered all such further acts, instruments and documents as may reasonably be required by the Warrant Agent for the carrying out of the provisions of this Agreement.

(b) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

(i) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(ii) No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization to execute this Agreement and the due execution and delivery hereof by the Warrant Agent) or, subject to Section 3.2(j), with respect to the validity or execution of any Warrant Certificates (except its countersignature thereof).

(iii) No Liability for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Warrant Agent assumes no liability for the correctness of the same.

(iv) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default.

(c) Aggregate Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, other than in the case of the Warrant Agent’s bad faith or willful misconduct, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses,

(i) Damages. Neither party to this agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 7.3 Resignation and Appointment of Successor.

(a) The Company agrees, for the benefit of the Holders from time to time, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable. The initial Warrant Agent and any successor Warrant Agent hereunder shall be the Company or a bank or trust company in good standing, and shall be authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers and subject to examination by federal or state authority.

(b) The Warrant Agent may at any time resign as such by giving written notice of its resignation to the Company, specifying the desired date on which its resignation shall become effective; provided, however, that such date shall be not less than ninety (90) days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent (which shall be the Company or a bank or trust company in good standing, authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers and subject to examination by federal or state authority) by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. The Company may, at any time and for any reason at no cost to the Holders, remove the Warrant Agent and appoint a successor Warrant Agent (qualified as aforesaid) by written instrument in duplicate signed on behalf of the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. Any resignation or removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this subsection (b). In the event a successor Warrant Agent has not been appointed and accepted its duties within ninety (90) days of the Warrant Agent’s notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation and to the reimbursement of all reasonable out-of-pocket expenses incurred by it hereunder as agreed to in Section 7.2(a).

(c) The Company shall remove the Warrant Agent and appoint a successor Warrant Agent if the Warrant Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the predecessor Warrant Agent shall, if not previously disqualified by operation of law, cease to be Warrant Agent hereunder.

(d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant

Agent hereunder, and such predecessor shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

(e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. No costs and expenses associated with any replacement or appointment of a successor Warrant Agent shall be paid by the Holders.

(f) In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Warrant Consideration not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Amendment. The terms of the Warrants may be amended by the Company, provided, that the affirmative vote or consent of the Holders of Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding shall be required if the rights of the Holders are adversely affected by such amendment; provided, however, that the consent of each Holder of a Warrant affected shall be required for any amendment of this Agreement that would (i) increase the Exercise Price or decrease the number of Class A Shares purchasable upon exercise of the Warrants, or alter the Company’s obligation to issue Class A Shares upon exercise of the underlying Warrant (other than adjustments made pursuant to Section 6 hereof), (ii) change the Expiration Date to an earlier date, or (iii) treat such Holder differently in an adverse way from any other Holder of Warrants. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from a Company executive officer which states that the proposed amendment is in compliance with the terms of this Agreement and, provided such supplement or amendment does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, the Warrant Agent shall execute such amendment. Any amendment effected pursuant to and in accordance with this Section will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 8.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

(a) Any notice or communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Tronox Limited, One Stamford Plaza, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, Attention: President, and any notice or communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to such address as shall be specified in writing by the Warrant Agent to the Company from time to time (or such other address as shall be specified in writing by the Warrant Agent or by the Company). Any notice or communication that is given to any Holder pursuant to this Agreement or with respect to any Warrant, Book-Entry Warrant or Warrant Certificate shall be addressed to such Holder’s address as it appears on the books of the Warrant Agent.

(b) All notices and communications made to the Company, the Warrant Agent or any Holder pursuant to this Agreement or any Warrant Certificate shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the receiving party; (ii) three (3) Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid; or (iii) the next Business Day after deposit with a national overnight delivery service, postage prepaid, with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Section 8.3 Applicable Law; Waiver of Jury Trial. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. Nothing herein is intended to circumvent any duties owed by the parties to one another (including without limitation any duties owed to the Holders as express third-party beneficiaries), or to limit any implied covenant of good faith and fair dealing as applicable hereto, under the governing law of this Warrant Agreement. THE COMPANY, THE WARRANT AGENT, AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY WARRANT CERTIFICATE OR WARRANT ISSUED HEREUNDER.

Section 8.4 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.6 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Book-Entry Warrant or Warrant Certificate. The Warrant Agent may require such Holder of a Warrant Certificate to submit such Warrant Certificate for inspection by it.

Section 8.7 Benefits of This Agreement. This Agreement is otherwise intended solely for the benefit of the Company, the Warrant Agent and their respective successors and permitted assigns, and this Agreement shall not confer any rights upon any other Person.

Section 8.8 Termination. This Agreement shall terminate at the earliest to occur of (a) the exercise of all Warrants, (b) the expiration of the Exercise Period, and (c) the Company’s termination hereof pursuant to Section 6.5; provided, however, that Section 7.2 and this Article 8 shall survive any termination or expiration hereof.

Section 8.9 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TRONOX LIMITED

By:	/s/ Daniel D. Greenwell
Name:	Daniel D. Greenwell
Title:	Senior Vice President and Chief Financial Officer

TRONOX INCORPORATED

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Thomas Borbely
Name:	Thomas Borbely
Title:	Manager, Corporate Actions

COMPUTERSHARE INC.

By:	/s/ Thomas Borbely
Name:	Thomas Borbely
Title:	Manager, Corporate Actions

Exhibit A-1

FORM OF WARRANT STATEMENT

FOR SERIES A WARRANTS

[As provided by the Warrant Agent]

Exhibit A-2

FORM OF WARRANT STATEMENT

FOR SERIES B WARRANTS

[As provided by the Warrant Agent]

EXHIBIT A-3

FORM OF FACE OF

GLOBAL WARRANT CERTIFICATE

FOR SERIES A WARRANTS

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 14, 2018

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 5.2(a) of the Warrant Agreement dated as of •, 2012 (the “Warrant Agreement”), (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 5.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of • or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to • or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, •, has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 5 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Series A Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE SERIES A WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF •, 2012, BY AND BETWEEN TRONOX LIMITED, TRONOX INCORPORATED AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS SERIES A WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 14, 2018

SERIES A WARRANT TO PURCHASE, AT THE ELECTION OF THE HOLDER, EITHER                      CLASS A ORDINARY SHARES IN TRONOX LIMITED PLUS $

CUSIP # •

ISSUE DATE: •, 2012

No. A-1

This certifies that, for value received,                             , and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Tronox Limited, a public limited company registered under the laws of Western Australia, Australia (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on •, 2018, at the election of the Registered Holder the number of Class A ordinary shares of the Company plus the amount in cash, each as set forth above at the Exercise Price (as defined in the Warrant Agreement) applicable to Series A Warrants. The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article 6 of the Warrant Agreement. The initial Exercise Price shall be $62.13.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Series A Warrant has been duly executed by the Company under its corporate seal as of the              day of                             , 2012.

TRONOX LIMITED

By:
Name:
Title:

Attest:
Secretary

•,
as Warrant Agent

By:
Name:
Title:

Page 2 of Exhibit A-3

Address of Registered Holder for Notices (until changed in accordance with this Series A Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Page 3 of Exhibit A-3

FORM OF REVERSE OF SERIES A WARRANT

The Series A Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Series A Warrants to purchase an aggregate of 544,041 Class A ordinary shares of Tronox Limited and an amount in cash equal to $6,800,512.50, each issued pursuant to the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Series A Warrants. All capitalized terms used on the face of this Series A Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Series A Warrant at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Series A Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Series A Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Series A Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company or stockholder of Tronox Incorporated.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Page 4 of Exhibit A-3

EXHIBIT A-4

FORM OF FACE OF

GLOBAL WARRANT CERTIFICATE

FOR SERIES B WARRANTS

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON •, 2018

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 5.2(a) of the Warrant Agreement dated as of •, 2012 (the “Warrant Agreement”), (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 5.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of • or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to • or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, •, has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 5 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Series B Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE SERIES B WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF •, 2012, BY AND BETWEEN TRONOX LIMITED, TRONOX INCORPORATED AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS SERIES B WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 14, 2018

SERIES B WARRANT TO PURCHASE, AT THE ELECTION OF THE HOLDER, EITHER                              CLASS A ORDINARY SHARES IN TRONOX LIMITED PLUS $

CUSIP # •

ISSUE DATE: •, 2011

No. B-1

This certifies that, for value received,                                              , and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Tronox Limited, a public limited company registered under the laws of Western Australia, Australia (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on •, 2018, at the election of the Registered Holder the number of Class A ordinary shares of the Company plus the amount in cash, each as set forth above at the Exercise Price (as defined in the Warrant Agreement) applicable to Series B Warrants. The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article 6 of the Warrant Agreement. The initial Exercise Price shall be $68.56.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Series B Warrant has been duly executed by the Company under its corporate seal as of the              day of                                                          , 2012.

TRONOX LIMITED

By:
Name:
Title:

Attest:
Secretary

•,
as Warrant Agent

By:
Name:
Title:

Page 2 of Exhibit A-4

Address of Registered Holder for Notices (until changed in accordance with this Series B Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Page 3 of Exhibit A-4

FORM OF REVERSE OF SERIES B WARRANT

The Series B Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Series B Warrants to purchase an aggregate of 672,175 Class A ordinary shares of Tronox Limited and an amount in cash equal to $8,402,187.50, each issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Series B Warrants. All capitalized terms used on the face of this Series B Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Series B Warrant at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Series B Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Series B Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Series B Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company or stockholder of Tronox Incorporated.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Page 4 of Exhibit A-4

EXHIBIT B

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY SERIES [A][/][B] WARRANTS

(To be executed upon exercise of Series [A][/][B] Warrant)

In this election form, “Warrant Agreement” means the Amended and Restated Warrant Agreement dated June 15, 2012 between Tronox Limited, Tronox Incorporated, Computershare Inc., and Computershare Trust Company N.A., and capitalized terms defined therein have the same meaning in this election form.

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Warrant Shares and (check one and fill in the appropriate information under ):

☐	herewith tenders payment for exercise of Warrants in accordance with the elections specified below to the order of Tronox Limited in the amount of $ in accordance with the terms of the Warrant Agreement and this Series [A][/][B] Warrant;

•                                         Warrants are exercised for Class A Shares and cash; and

or

☐	herewith tenders this Series [A][/][B] Warrant pursuant to the net issuance exercise provisions of Section 3.2(d) of the Warrant Agreement in accordance with the elections specified below. This exercise and election shall be immediately effective or o shall be effective as of 5:00 p.m., New York time, on [insert date].

•                                          Warrants are exercised for Class A Shares and cash; and

The undersigned agrees to become a member of Tronox Limited and to be bound by its constitution.

The undersigned requests that [a statement representing] the Warrant Shares be delivered as follows:

Name

Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Book-Entry Warrants, the undersigned requests that a new Book-Entry Warrant representing the balance of such Series [A][/][B] Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name

Address

Delivery Address (if different)

Signature:

Social Security or Other Taxpayer Identification Number of Holder
Note: If the statement representing the Warrant Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Dated: , 20

•,
as Warrant Agent

By:
Name:
Title:

Page 2 of Exhibit B

EXHIBIT C

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received,                               hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Series [A][/][B] Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Series [A][/][B] Warrants, and does hereby irrevocably constitute and appoint                                    attorney, to transfer said Series [A][/][B] Warrants on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)

Address

No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Series [A][/][B] Warrants owned by the Assignor, new Series [A][/][B] Warrants are to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Series [A][/][B] Warrants.

Dated:                              , 20

Signature

Note:	The above signature should correspond exactly with the name on the face of this Series [A][/][B] Warrant